PRESS RELEASE

Contact:	Douglas L. Williams	Patrick T. Oakes
	Chief Executive Officer	Executive Vice President and CFO
	404-995-6051	404-995-6079
	doug.williams@atlcapbank.com	patrick.oakes@atlcapbank.com

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FIRST QUARTER 2017 RESULTS
Atlanta, GA - April 28, 2017 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced results of the quarter ended March 31, 2017.
First Quarter Highlights

•	Reported net income of $3.2 million, or $0.13 per diluted share, compared to $1.6 million, or $0.06 per diluted share, in the fourth quarter of 2016.

•	Increased taxable equivalent net interest margin to 3.20% compared to 3.11% in the fourth quarter of 2016.

•	Increased SBA income to $1.2 million from $600,000 in the fourth quarter of 2016.

•	Reduced noninterest expense to $17.7 million from $18.8 million in the fourth quarter of 2016.

•	Reported nonperforming assets to total assets of 0.21% as of March 31, 2017.

•	Increased average noninterest bearing deposits $29 million, or 18.7% annualized, to $620 million. Average noninterest bearing deposits equaled 29.4% of total deposits.
“Atlantic Capital reported improved results for the first quarter of 2017, with strong growth in demand deposits and an expanded net interest margin, despite weaker than expected loan growth. We’ve strengthened our banking teams to provide the capacity for resumed loan growth consistent with our plan,” explained Douglas Williams, Chief Executive Officer.
Results of Operations
For the first quarter of 2017, Atlantic Capital recorded net income of $3.2 million, or $0.13 per diluted share, compared to net income of $1.6 million, or $0.06 per diluted share, in the fourth quarter of 2016. Operating net income totaled $3.2 million, or $0.13 per diluted share, for the first quarter of 2017, compared to $1.7 million, or $0.07 per diluted share, in the fourth quarter of 2016. Operating net income excludes merger related expenses, divestiture expenses, and net gain on sale of branches.
Taxable equivalent net interest income was unchanged at $19.5 million in the first quarter of 2017 compared to the fourth quarter of 2016. The first quarter net interest income was impacted by two fewer days compared to the fourth quarter. Net accretion income on acquired loans totaled $702,000 and premium amortization on acquired time deposits totaled $119,000 in the first quarter of 2017 compared to $571,000 and $142,000 respectively, in the fourth quarter of 2016.
Taxable equivalent net interest margin was 3.20% in the first quarter of 2017 compared to 3.11% in the fourth quarter of 2016. The margin benefitted from the increase in the Fed Funds rate in December 2016. Loan yields increased 18 basis points to 4.16%, while cost of deposits increased 2 basis points to 0.39%. This increase was offset by a change in asset mix, as mortgage warehouse loans decreased and the investment portfolio increased. The accretion of the acquired loan discount and amortization of time deposit premium contributed 13 basis points to the net interest margin in the first quarter of 2017 compared to 12 basis points in the fourth quarter of 2016.
The provision for loan losses was $634,000 in the first quarter of 2017 compared to $2.2 million in the fourth quarter of 2016.
Noninterest income totaled $3.9 million in the first quarter of 2017, a decrease of $573,000 compared to the fourth quarter of 2016. The SBA division contributed $1.2 million in income in the first quarter of 2017, an increase of $628,000 compared to $599,000 in the fourth quarter of 2016. This increase was offset by decreases in derivative income, mortgage income and the elimination of gains from the sale of TriNet loans.

Noninterest expense totaled $17.7 million in the first quarter of 2017, a decrease of $1 million compared to $18.8 million in the fourth quarter of 2016. Operating noninterest expense, which excludes merger related expenses, decreased by $827,000 to $17.7 million. Salaries and benefits decreased $204,000 due to a lower incentive accrual offset by seasonally higher payroll taxes. The fourth quarter of 2016 included an expense of $600,000 from an impairment on other real estate owned of two closed bank branches.
On December 9, 2016, Atlantic Capital announced the sale of the branch located in Cleveland, Tennessee. This transaction includes the sale of approximately $29 million in deposits, $28 million in loans and $3 million in other assets. Subject to customary closing conditions, including the receipt of all necessary regulatory approvals, the transaction is expected to close during the second quarter of 2017.
Total loans were $1.93 billion at March 31, 2017, a decrease of $86 million from December 31, 2016. Loans held for investment were $1.90 billion at March 31, 2017, a decrease of $80 million from December 31, 2016. Mortgage warehouse loans decreased $89 million in the first quarter to $58 million at March 31, 2017, primarily as a result of lower mortgage activity due to higher interest rates. Excluding the decrease in mortgage warehouse loans, loans held for investment increased $10 million in the first quarter of 2017.
Available for sale securities increased $109 million in the first quarter of 2017, as Atlantic Capital responded to the decrease in mortgage warehouse loans.
At March 31, 2017, the allowance for loan losses was $19.9 million, or 1.05% of loans held for investment, compared to $20.6 million, or 1.04% of loans held for investment as of December 31, 2016. Annualized net charge-offs to average loans in the first quarter of 2017 totaled 0.26% compared to 0.03% in the fourth quarter of 2016. Nonperforming assets totaled $5.9 million, or 0.21% of total assets, as of March 31, 2017, compared to $3.5 million, or 0.13% of total assets, as of December 31, 2016.
Total average deposits for the first quarter of 2017 were $2.11 billion, an increase of $17 million from the fourth quarter of 2016. Average noninterest bearing deposits increased $29 million to $620 million in the first quarter of 2017 and accounted for 29.4% of average total deposits. Average deposits associated with our payments business were $274 million in the first quarter of 2017, an increase of $63 million from the fourth quarter of 2016.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. ET on Friday, April 28, 2017, to discuss the financial results for the quarter ended March 31, 2017. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) operating non-interest expense; (iii) operating non-interest income; (iv) taxable equivalent interest income; (v) taxable equivalent net interest margin; (vi) efficiency ratio; (vii) operating return on average assets; (viii) operating return on average equity; (ix) tangible common equity (x) deposits excluding deposits to be assumed in branch sales; and (xi) loans held for investment excluding mortgage warehouse loans, in its analysis of the Company's performance. Operating net income excludes the following from net income available to common shareholders: merger and conversion costs, net gains on branch sales, and the income tax effect of adjustments. Operating non-interest expense excludes merger and conversion costs from non-interest expense as well as costs related to the sale of branches. The efficiency ratio excludes merger and conversion costs. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.
About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc. is a $2.8 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers banking, treasury management, capital markets, trust, and mortgage services to privately held companies and individuals in Atlanta, eastern Tennessee, northwest Georgia and Charlotte, North Carolina. Atlantic Capital also provides specialized financial services to select clients nationally.

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2017	2016				First Quarter 2017 to 2016 Change
(in thousands, except share and per share data; taxable equivalent)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INCOME SUMMARY
Interest income (1)	$22,716	$22,530	$22,428	$22,190	$21,553	5%
Interest expense	3,208	3,029	2,941	2,907	2,632	22
Net interest income	19,508	19,501	19,487	19,283	18,921	3
Provision for loan losses	634	2,208	463	777	368	72
Net interest income after provision for loan losses	18,874	17,293	19,024	18,506	18,553	2
Operating noninterest income	3,857	4,430	4,002	4,995	4,420	(13)
Operating noninterest expense (2)	17,744	18,571	16,717	17,428	17,517	1
Operating income before income taxes	4,987	3,152	6,309	6,073	5,456	(9)
Operating income tax expense	1,757	1,417	2,245	2,381	2,065	(15)
Operating net income (2)	3,230	1,735	4,064	3,692	3,391	(5)
Merger related expenses, net of income tax	—	126	356	743	460	(100)
Net gain on sale of branches, net of income tax	—	—	—	2,198	—	—
Net income - GAAP	$3,230	$1,609	$3,708	$5,147	$2,931	10%

PER SHARE DATA
Diluted earnings per share - GAAP	$0.13	$0.06	$0.15	$0.20	$0.12
Diluted earnings per share - operating (2)	0.13	0.07	0.16	0.15	0.14
Book value per share	12.18	12.10	12.36	12.29	11.99
Tangible book value per share (3)	11.04	10.92	11.16	11.01	10.61

PERFORMANCE MEASURES
Return on average equity - GAAP	4.19%	2.09%	4.84%	6.88%	4.02%
Return on average equity - operating (2)	4.19	2.25	5.30	4.94	4.65
Return on average assets - GAAP	0.48	0.24	0.55	0.76	0.45
Return on average assets - operating (2)	0.48	0.25	0.60	0.54	0.52
Taxable equivalent net interest margin	3.20	3.11	3.12	3.12	3.26
Efficiency ratio	76.78	78.33	71.57	72.00	75.22

CAPITAL
Average equity to average assets	11.44%	11.33%	11.28%	11.01%	11.13%
Tangible common equity to tangible assets	10.16	10.16	10.19	9.81	9.69
Tier 1 capital ratio	10.5 (5)	10.3	9.7	9.9	9.5
Total risk based capital ratio	13.5 (5)	13.3	12.5	12.8	12.4
Number of common shares outstanding - basic	25,535,013	25,093,135	24,950,099	24,750,163	24,569,823
Number of common shares outstanding - diluted	25,836,809	25,673,841	25,342,883	25,267,803	25,077,520

ASSET QUALITY
Allowance for loan losses to loans held for investment	1.05%	1.04%	0.92%	0.95%	0.93%
Net charge-offs to average loans (4)	0.26	0.03	0.06	—	0.35
NPAs to total assets	0.21	0.13	0.09	0.07	0.08

(1)Interest income has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate. (2)Excludes merger related expenses. (3)Excludes effect of servicing asset and acquisition related intangibles. (4)Annualized. (5)Amounts are estimates as of 3/31/17.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	March 31,	December 31,	March 31,
(in thousands, except share data)	2017	2016	2016
ASSETS
Cash and due from banks	$34,626	$36,790	$36,585
Interest-bearing deposits in banks	158,920	118,039	91,608
Other short-term investments	20,870	10,896	32,861
Cash and cash equivalents	214,416	165,725	161,054
Investment securities available-for-sale	456,942	347,705	366,641
Other investments	28,331	23,806	11,899
Loans held for sale	29,241	35,219	95,291
Loans held for investment	1,901,724	1,981,330	1,886,763
Less: allowance for loan losses	(19,939)	(20,595)	(17,608)
Loans held for investment, net	1,881,785	1,960,735	1,869,155
Branch premises held for sale	2,897	2,995	7,200
Premises and equipment, net	12,308	11,958	22,780
Bank owned life insurance	62,516	62,160	60,981
Goodwill and intangible assets, net	29,186	29,567	33,914
Other real estate owned	1,869	1,872	1,760
Other assets	82,587	85,801	96,213
Total assets	$2,802,078	$2,727,543	$2,726,888

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$606,386	$643,471	$560,363
Interest-bearing checking	259,760	264,062	215,176
Savings	30,756	27,932	29,788
Money market	916,390	912,493	862,120
Time	150,867	157,810	187,750
Brokered deposits	209,385	200,223	229,408
Deposits to be assumed in branch sale	29,495	31,589	197,857
Total deposits	2,203,039	2,237,580	2,282,462
Federal funds purchased and securities sold under agreements to repurchase	—	—	11,824
Federal Home Loan Bank borrowings	217,000	110,000	60,000
Long-term debt	49,408	49,366	49,239
Other liabilities	21,664	26,939	27,348
Total liabilities	2,491,111	2,423,885	2,430,873

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2017, December 31, 2016, and March 31, 2016	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 25,535,013, 25,093,135, and 24,569,823 shares issued and outstanding as of March 31, 2017, December 31, 2016, and March 31, 2016, respectively	296,608	292,747	288,271
Retained earnings	19,766	16,536	6,072
Accumulated other comprehensive income (loss)	(5,407)	(5,625)	1,672
Total shareholders’ equity	310,967	303,658	296,015
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,802,078	$2,727,543	$2,726,888

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except share and per share data)	Three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
INTEREST INCOME
Loans, including fees	$19,994	$20,363	$20,511	$20,282	$19,625
Investment securities available-for-sale	2,018	1,477	1,293	1,327	1,601
Interest and dividends on other interest‑earning assets	449	467	491	507	273
Total interest income	22,461	22,307	22,295	22,116	21,499

INTEREST EXPENSE
Interest on deposits	2,047	1,929	1,956	1,841	1,673
Interest on Federal Home Loan Bank advances	302	234	133	147	44
Interest on federal funds purchased and securities sold under agreements to repurchase	36	38	37	87	67
Interest on long-term debt	823	828	815	832	810
Other	—	—	—	—	38
Total interest expense	3,208	3,029	2,941	2,907	2,632

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	19,253	19,278	19,354	19,209	18,867
Provision for loan losses	634	2,208	463	777	368
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,619	17,070	18,891	18,432	18,499

NONINTEREST INCOME
Service charges	1,349	1,327	1,270	1,392	1,498
Gains on sale of securities available-for-sale	—	—	—	11	33
Gains on sale of other assets	78	238	71	31	48
Mortgage income	257	499	632	447	339
Trust income	407	350	361	386	314
Derivatives income	(51)	346	69	98	65
Bank owned life insurance	378	395	424	398	393
SBA lending activities	1,227	599	959	1,204	880
TriNet lending activities	20	357	—	761	383
Gains on sale of branches	—	—	—	3,885	—
Other noninterest income	192	319	216	267	467
Total noninterest income	3,857	4,430	4,002	8,880	4,420

NONINTEREST EXPENSE
Salaries and employee benefits	11,065	11,269	10,059	10,420	10,555
Occupancy	1,230	995	1,235	1,274	1,100
Equipment and software	805	694	862	724	686
Professional services	904	968	442	760	748
Postage, printing and supplies	85	73	61	159	169
Communications and data processing	987	1,064	617	694	916
Marketing and business development	270	247	269	317	267
FDIC premiums	314	262	415	493	398
Merger and conversion costs	—	204	579	1,210	749
Amortization of intangibles	470	495	520	668	762
Foreclosed property/problem asset expense	3	666	39	55	104
Other noninterest expense	1,611	1,838	2,198	2,169	1,812
Total noninterest expense	17,744	18,775	17,296	18,943	18,266

INCOME BEFORE PROVISION FOR INCOME TAXES	4,732	2,725	5,597	8,369	4,653
Provision for income taxes	1,502	1,116	1,889	3,222	1,722
NET INCOME	$3,230	$1,609	$3,708	$5,147	$2,931

Net income per common share ‑ basic	$0.13	$0.06	$0.15	$0.21	$0.12
Net income per common share ‑ diluted	$0.13	$0.06	$0.15	$0.20	$0.12

Weighted average shares - basic	25,320,690	25,027,304	24,891,822	24,644,755	24,485,900
Weighted average shares - diluted	25,672,286	25,407,728	25,260,280	25,158,694	24,993,597

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	March 31, 2017			December 31, 2016
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$72,494	$165	0.92%	$70,304	$102	0.58%
Other short-term investments	11,052	47	1.72	20,198	74	1.46
Investment securities:
Taxable investment securities	339,614	1,523	1.82	269,928	1,041	1.53
Non-taxable investment securities(1)	79,721	750	3.82	79,834	659	3.28
Total investment securities	419,335	2,273	2.20	349,762	1,700	1.93
Total loans	1,949,385	19,994	4.16	2,036,995	20,363	3.98
FHLB and FRB stock	19,608	237	4.90	20,954	291	5.52
Total interest-earning assets	2,471,874	22,716	3.73	2,498,213	22,530	3.59
Non-earning assets	222,841			224,231
Total assets	$2,694,715			$2,722,444
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,137,088	1,315	0.47	1,136,209	1,243	0.44
Time deposits	163,021	272	0.68	169,677	282	0.66
Brokered deposits	191,558	460	0.97	197,833	404	0.81
Total interest-bearing deposits	1,491,667	2,047	0.56	1,503,719	1,929	0.51
Total borrowings	194,478	338	0.70	235,608	272	0.46
Long-term debt	49,381	823	6.76	49,338	828	6.68
Total interest-bearing liabilities	1,735,526	3,208	0.75	1,788,665	3,029	0.67
Demand deposits	620,325			591,166
Other liabilities	30,603			34,025
Shareholders' equity	308,261			308,588
Total liabilities and shareholders' equity	$2,694,715			$2,722,444
Net interest spread			2.98%			2.92%
Net interest income and net interest margin(2)		$19,508	3.20%		$19,501	3.11%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Three months ended
	March 31, 2017		December 31, 2016
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$19,994	4.16%	$20,363	3.98%
Less: accretion of loan acquisition discounts	(702)		(571)
Core interest income on loans	$19,292	4.01%	$19,792	3.87%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$19,508	3.2%	$19,501	3.11%
Less:
Accretion of loan acquisition discounts	(702)		(571)
Accretion of time deposit premium	(119)		(142)
Net interest income / net interest margin excluding purchase accounting	$18,687	3.07%	$18,788	2.99%

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

(dollars in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$1,297	$4,302	$46,600	$29,061	$61,003	$(3,005)	$(59,706)
Branch loans held for sale	27,944	30,917	—	—	34,288	(2,973)	(6,344)
Total loans held for sale	$29,241	$35,219	$46,600	$29,061	$95,291	$(5,978)	$(66,050)

Loans held for investment
Commercial loans:
Commercial and industrial	$544,911	$531,061	$533,632	$508,516	$499,634	$13,850	$45,277
Commercial real estate:
Multifamily	108,215	68,223	74,881	79,144	81,331	39,992	26,884
Owner occupied	348,888	352,523	337,277	351,419	333,172	(3,635)	15,716
Investment	478,485	438,032	451,125	431,633	429,094	40,453	49,391
Construction and land:
1-4 family residential construction	11,799	10,335	11,273	9,611	8,540	1,464	3,259
Other construction, development, and land	123,838	209,017	202,063	199,536	174,899	(85,179)	(51,061)
Mortgage warehouse loans	58,357	147,519	171,251	126,108	123,875	(89,162)	(65,518)
Total commercial loans	1,674,493	1,756,710	1,781,502	1,705,967	1,650,545	(82,217)	23,948

Residential:
Residential mortgages	99,665	101,921	100,046	103,313	106,433	(2,256)	(6,768)
Home equity	81,438	77,358	78,952	80,321	83,094	4,080	(1,656)
Total residential loans	181,103	179,279	178,998	183,634	189,527	1,824	(8,424)

Consumer	32,525	27,338	30,453	29,788	30,905	5,187	1,620
Other	17,611	21,565	20,736	28,168	20,925	(3,954)	(3,314)
	1,905,732	1,984,892	2,011,689	1,947,557	1,891,902	(79,160)	13,830
Less net deferred fees and other unearned income	(4,008)	(3,562)	(3,587)	(5,420)	(5,139)	(446)	1,131
Total loans held for investment	$1,901,724	$1,981,330	$2,008,102	$1,942,137	$1,886,763	$(79,606)	$14,961

Total loans	$1,930,965	$2,016,549	$2,054,702	$1,971,198	$1,982,054	$(85,584)	$(51,089)

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2017	2016
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Balance at beginning of period	$20,595	$18,534	$18,377	$17,608	$18,905
Provision for loan losses	565	2,134	463	777	368
Provision for PCI loan losses	69	74	—	—	—
Loans charged-off:
Commercial and industrial	(781)	—	(61)	(5)	(1,465)
Commercial real estate	(132)	24	(226)	—	(140)
Residential mortgages	(46)	—	—	(2)	—
Home equity	—	—	(9)	(23)	—
Consumer	(332)	(158)	(60)	(38)	(146)
Other	—	—	(5)	—	—
Total loans charged-off	(1,291)	(134)	(361)	(68)	(1,751)
Recoveries on loans previously charged‑off:
Construction and land	—	—	12	—	15
Commercial and industrial	—	—	2	—	2
Commercial real estate	—	(15)	20	—	—
Residential mortgages	—	—	5	—	—
Home equity	—	—	2	—	—
Consumer	1	2	12	60	69
Other	—	—	2	—	—
Total recoveries	1	(13)	55	60	86
Net charge-offs	(1,290)	(147)	(306)	(8)	(1,665)
Balance at period end	$19,939	$20,595	$18,534	$18,377	$17,608

Loans held for investment
PCI Loans	$11,841	$15,253	$17,237	$19,733	$22,893
Non-PCI Loans	1,889,883	1,966,077	1,990,865	1,922,404	1,863,870
	$1,901,724	$1,981,330	$2,008,102	$1,942,137	$1,886,763

Non-performing loans - PCI	$1,684	$2,446	$2,348	$1,082	$911

Non-performing loans - Non-PCI	$3,983	$1,615	$790	$922	$566
Foreclosed properties (OREO)	1,869	1,872	1,727	951	1,760
Total nonperforming assets	$5,852	$3,487	$2,517	$1,873	$2,326

Allowance for loan losses to loans held for investment	1.05%	1.04%	0.92%	0.95%	0.93%
Net charge-offs to average loans (1)	0.26	0.03	0.06	—	0.35
Nonperforming loans as a percentage of total loans(2)	0.21	0.08	0.04	0.05	0.02
Nonperforming assets as a percentage of total assets(2)	0.21	0.13	0.09	0.07	0.08

(1)Annualized. (2)Excludes non-performing PCI loans.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	Linked Quarter Change	Year Over Year Change

DDA	$606,386	$643,471	$557,783	$592,043	$560,363	$(37,085)	$46,023
NOW	259,760	264,062	260,531	231,091	215,176	(4,302)	44,584
Savings	30,756	27,932	29,658	30,839	29,788	2,824	968
Money Market	916,390	912,493	974,072	913,094	862,120	3,897	54,270
Time	150,867	157,810	172,348	178,615	187,750	(6,943)	(36,883)
Brokered	209,385	200,223	194,464	212,623	229,408	9,162	(20,023)
Deposits to be assumed in branch sale	29,495	31,589	—	—	197,857	(2,094)	(168,362)
Total Deposits	$2,203,039	$2,237,580	$2,188,856	$2,158,305	$2,282,462	$(34,541)	$(79,423)

Payments Clients	$321,899	$347,833	$212,049	$295,440	$300,348	$(25,934)	$21,551

Average Deposits(1)

	2017	2016				Linked Quarter Change	Year Over Year Change
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

DDA	$620,325	$591,166	$555,008	$538,422	$554,547	$29,159	$65,778
NOW	290,862	253,187	282,701	272,556	302,376	37,675	(11,514)
Savings	30,306	29,741	30,692	35,090	45,571	565	(15,265)
Money Market	815,920	853,281	923,435	865,447	769,369	(37,361)	46,551
Time	163,021	169,677	175,135	203,679	267,330	(6,656)	(104,309)
Brokered	191,558	197,833	196,598	220,098	216,490	(6,275)	(24,932)
Total Deposits	$2,111,992	$2,094,885	$2,163,569	$2,135,292	$2,155,683	$17,107	$(43,691)

Payments Clients	$273,630	$211,000	$184,895	$176,474	$155,860	$62,630	$117,770

Noninterest bearing deposits as a percentage of average deposits	29.4%	28.2%	25.7%	25.2%	25.7%
Cost of deposits	0.39%	0.37%	0.36%	0.35%	0.31%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2017	2016
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Interest income reconciliation
Interest income - GAAP	$22,461	$22,307	$22,295	$22,116	$21,499
Taxable equivalent adjustment	255	223	133	74	54
Interest income - taxable equivalent	$22,716	$22,530	$22,428	$22,190	$21,553

Net interest income reconciliation
Net interest income - GAAP	$19,253	$19,278	$19,354	$19,209	$18,867
Taxable equivalent adjustment	255	223	133	74	54
Net interest income - taxable equivalent	$19,508	$19,501	$19,487	$19,283	$18,921

Operating noninterest income reconciliation
Noninterest income - GAAP	$3,857	$4,430	$4,002	$8,880	$4,420
Gain on sale of branches	—	—	—	(3,885)	—
Operating noninterest income	$3,857	$4,430	$4,002	$4,995	$4,420

Operating noninterest expense reconciliation
Noninterest expense - GAAP	$17,744	$18,775	$17,296	$18,943	$18,266
Merger-related expenses	—	(204)	(579)	(1,210)	(749)
Divestiture expenses	—	—	—	(305)	—
Operating noninterest expense	$17,744	$18,571	$16,717	$17,428	$17,517

Operating income before income taxes reconciliation
Income (loss) before income taxes - GAAP	$4,732	$2,725	$5,597	$8,369	$4,653
Taxable equivalent adjustment	255	223	133	74	54
Merger-related expenses	—	204	579	1,210	749
Divestiture expenses	—	—	—	305	—
Gain on sale of branches	—	—	—	(3,885)	—
Operating income before income taxes	$4,987	$3,152	$6,309	$6,073	$5,456

Income tax reconciliation
Income tax expense - GAAP	$1,502	$1,116	$1,889	$3,222	$1,722
Taxable equivalent adjustment	255	223	133	74	54
Merger related expenses, tax benefit	—	78	223	467	289
Divestiture expenses, tax benefit	—	—	—	118	—
Gain on sale of branches, tax expense	—	—	—	(1,500)	—
Operating income tax expense	$1,757	$1,417	$2,245	$2,381	$2,065

Net income reconciliation
Net income - GAAP	$3,230	$1,609	$3,708	$5,147	$2,931
Merger related expenses, net of income tax	—	126	356	743	460
Divestiture expenses, net of income tax	—	—	—	187	—
Gain on sale of branches, net of income tax	—	—	—	(2,385)	—
Operating net income	$3,230	$1,735	$4,064	$3,692	$3,391

Diluted earnings per share reconciliation
Diluted earnings per share - GAAP	$0.13	$0.06	$0.15	$0.20	$0.12
Merger related expenses	—	0.01	0.01	0.03	0.02
Net gain on sale of branches	—	—	—	(0.08)	—
Diluted earnings per share - operating	$0.13	$0.07	$0.16	$0.15	$0.14

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2017	2016
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Book value per common share reconciliation
Total shareholders’ equity	$310,967	$303,658	$308,463	$304,066	$294,652
Intangible assets	(29,186)	(29,567)	(30,071)	(31,674)	(33,914)
Total tangible common equity	$281,781	$274,091	$278,392	$272,392	$260,738
Common shares outstanding	25,535,013	25,093,135	24,950,099	24,750,163	24,569,823
Book value per common share - GAAP	$12.18	$12.10	$12.36	$12.29	$11.99
Tangible book value	11.04	10.92	11.16	11.01	10.61

Return on average equity reconciliation
Net income - GAAP	$3,230	$1,609	$3,708	$5,147	$2,931
Merger related expenses, net of income tax	—	126	356	743	460
Divestiture expenses, net of income tax	—	—	—	187	—
Gain on sale of branches, net of income tax	—	—	—	(2,385)	—
Operating net income	$3,230	$1,735	$4,064	$3,692	$3,391
Average shareholders' equity	308,261	308,588	306,642	299,170	291,806
Return on average equity - GAAP	4.19%	2.09%	4.84%	6.88%	4.02%
Return on average equity - operating	4.19	2.25	5.30	4.94	4.65

Return on average assets reconciliation
Net income - GAAP	$3,230	$1,609	$3,708	$5,147	$2,931
Merger related expenses, net of income tax	—	126	356	743	460
Divestiture expenses, net of income tax	—	—	—	187	—
Gain on sale of branches, net of income tax	—	—	—	(2,385)	—
Operating net income	$3,230	$1,735	$4,064	$3,692	$3,391
Average assets	2,694,715	2,722,444	2,717,996	2,718,110	2,620,750
Return on average assets - GAAP	0.48%	0.24%	0.55%	0.76%	0.45%
Return on average assets - operating	0.48	0.25	0.60	0.54	0.52

Efficiency ratio reconciliation
Noninterest income - GAAP	$3,857	$4,430	$4,002	$8,880	$4,420
Gain on sale of branches	—	—	—	(3,885)	—
Operating noninterest income	$3,857	$4,430	$4,002	$4,995	$4,420
Noninterest expense - GAAP	$17,744	$18,775	$17,296	$18,943	$18,266
Merger-related expenses	—	(204)	(579)	(1,210)	(749)
Divestiture expenses	—	—	—	(305)	—
Operating noninterest expense	$17,744	$18,571	$16,717	$17,428	$17,517
Net interest income	19,253	19,278	19,354	19,209	18,867
Efficiency ratio	76.78%	78.33%	71.57%	72.00%	75.22%

Tangible equity to tangible assets reconciliation
Total shareholders’ equity	$310,967	$303,658	$308,463	$304,066	$294,652
Intangible assets	(29,186)	(29,567)	(30,071)	(31,674)	(33,914)
Total tangible common equity	$281,781	$274,091	$278,392	$272,392	$260,738

Total assets	$2,802,078	$2,727,543	$2,761,244	$2,807,822	$2,724,669
Intangible assets	(29,186)	(29,567)	(30,071)	(31,674)	(33,914)
Total tangible assets	$2,772,892	$2,697,976	$2,731,173	$2,776,148	$2,690,755
Tangible common equity to tangible assets	10.16%	10.16%	10.19%	9.81%	9.69%

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2017	2016
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Deposits excluding deposits to be assumed in branch sales
Total deposits	$2,203,039	$2,237,580	$2,188,856	$2,158,305	$2,282,462
Deposits to be assumed in branch sales	(29,495)	(31,589)	—	—	(197,857)
Deposits excluding deposits to be assumed in branch sales	$2,173,544	$2,205,991	$2,188,856	$2,158,305	$2,084,605

Loans held for investment excluding mortgage warehouse loans
Total loans held for investment	$1,901,724	$1,981,330	$2,008,102	$1,942,137	$1,886,763
Mortgage warehouse loans	(58,357)	(147,519)	(171,251)	(126,108)	(123,875)
Loans held for investment excluding mortgage warehouse loans	$1,843,367	$1,833,811	$1,836,851	$1,816,029	$1,762,888